Exhibit 16.1

•	Ernst & Young LLP
	Suite 2800	•	Phone: (404) 874-8300
	600 Peachtree Street		www.ey.com
Atlanta, Georgia 30308-2215

April 18, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

We have read Item 4.01(a) of Form 8-K dated April 18, 2006, of Earthlink, Inc. 401(K) Plan and are in agreement with the statements contained in the second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A Member Practice of Ernst & Young Global